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                             NOTE PURCHASE AGREEMENT

                  NOTE PURCHASE AGREEMENT ("Agreement") dated as of
September 19, 1997 between BCAM INTERNATIONAL, INC., a New York corporation (the "Company"), and IMPLEO LLC, a Delaware limited liability company (the "Purchaser").

                               W I T N E S S E T H

                  WHEREAS, the Company has authorized the issuance of its 10%/13% convertible subordinated promissory notes (the "Notes") in the aggregate principal amount of $5,000,000;

                  WHEREAS, concurrently herewith, the Company is entering into a Note Purchase Agreement (the "Other Note Agreement"), on terms substantially identical to the terms contained in this Agreement, providing for the issuance of $1,000,000 principal amount of 10%/13% convertible subordinated promissory notes (the "Other Notes"); and

                  NOW, THEREFORE, in consideration of and subject to each of the covenants, terms and conditions in this Agreement, the parties hereby agree as follows:

1.   THE NOTES AND THE WARRANTS

                  1.1. Purchase and Sale of Notes. The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions herein set forth, the Purchaser agrees to purchase from the Company the Notes and the Warrants, for an aggregate purchase price of $5,000,000. The Company will deliver to the Purchaser, at the offices of Ruskin, Moscou, Evans & Faltischek, P.C., 170 Old Country Road, Mineola, New York 11501, one or more Notes, evidencing the aggregate principal amount of the Notes and the aggregate number of Warrants, each registered in the Purchaser's name or in its nominee's name as it shall request and each in such denominations or numbers as it shall request, against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company prior to the date of the closing (the "Closing"). The Notes shall be dated the date of issue thereof, shall mature as set forth therein with a final maturity date of September 19, 2002 and shall bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall become due at the rates, and payable semi-annually on the dates specified in the Notes, which shall be substantially in the form of Exhibit A hereto attached; provided, however, that in lieu of making interest payments in cash, the Company may elect (the "Interest Election"), by giving written notice of such election, to pay interest in kind at the rate of 13% per annum, in which event such interest shall be capitalized and added to the outstanding principal balance of the Notes on the date of each such Interest Election. If the Company shall default in the payment of

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the principal of or interest on any Note or any other amount due hereunder, the
Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum equal to 15%. The notes are subordinated to prior payment in full of Senior Debt to the extent provided in the Subordination Agreement. The term "Note" or "Notes" as used herein shall include each of the Notes delivered pursuant to any provision of this Agreement and each Note delivered in substitution of or exchange for any such Note pursuant to any such provision.

2.   CONDITIONS OF CLOSING

                  2.1. Conditions of Closing. The Purchaser's obligation to purchase and pay for the Notes and the Warrants is subject to the satisfaction of the following conditions:

                  (a) Opinion of Counsel. The Purchaser shall have received from Ruskin, Moscou, Evans & Faltischek, P.C., counsel to the Company, an opinion dated the date of the Closing substantially in the form of Exhibit B attached hereto.

                  (b) Warrant Agreement. The Purchaser and the Company shall have executed and delivered the Warrant Agreement in the form of Exhibit C attached hereto, and the Company shall have executed and delivered the Warrants to the Purchaser.

                  (c) Registration Agreement. The Purchaser and the Company shall have executed and delivered the Registration Agreement substantially in the form of Exhibit D attached hereto.

                  (d) License Confirmations. The Company shall have used its good faith best efforts to have obtained written confirmation, satisfactory in form and substance to the Purchaser, that the license agreements between the Company and each of Reebok International Ltd. and McCord Winn Textron Inc. are in full force and effect.

                  (e) Purchase Agreement. Concurrently with the consummation of the transactions contemplated by this Agreement, the Registration Agreement and the Warrant Agreement, the Company shall have consummated the transactions by the Purchase Agreement on terms satisfactory to the Purchaser.

                  (f) Bank One Agreement. Concurrently with the consummation of the transactions contemplated by this Agreement, the Registration Agreement and the Warrant Agreement, the Company shall have consummated the transactions by the Bank One Agreement on terms satisfactory to the Purchaser.

                  (g) Purchase and Sale of Other Notes. Concurrently with the consummation of the transactions contemplated by this Agreement, the Company shall have sold the Other Notes pursuant to the Other Note Agreement on terms satisfactory to the Purchaser.

                  (h) Representations and Warranties; No Default. The representations and warranties of the Company contained in the Agreement, the Registration Agreement and the



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Warrant Agreement shall be true in all material respects on and as of the date of Closing (except to the extent that such representation is made as of a date other than the Closing); the Company shall have complied with all of its agreements and satisfied all conditions to be complied with or satisfied on or prior to the Closing; and the Company shall have delivered to the Purchaser a certificate of its chairman of the board or president, dated the date of Closing, to all such effects.

                  (i) Purchase Permitted by Applicable Laws. The purchase and payment for the Notes to be purchased by the Purchaser on the date of Closing on the terms and conditions herein provided (including the use by the Company of the proceeds of the sale of the Notes) shall not violate any applicable law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) and shall not subject the Purchaser to any penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

                  (j) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received (i) copies of all corporate action taken to authorize this Agreement and the issuance of the Notes and the Warrants certified as of the date of Closing by the secretary or assistant secretary of the Company, and (ii) all such counterpart originals or certified or other copies of such other documents as it or they may reasonably request.

                  (k) Charter Documents. The Purchaser shall have received copies of the Certificate of Incorporation, a long-form good standing certificate and By-laws of the Company, certified in each case as being true and complete as of the date of Closing.

                  (l) Insurance. The Purchaser shall have received evidence that the insurance required to be carried by the Company and its Subsidiaries pursuant to Section 4.1(d) hereof shall be in full force and effect.

3.   CONVERSION

                  3.1. Right to Convert. At any time or from time to time after September 19, 1998, a holder of Notes may, at any time at its option, convert all or any portion of the principal amount of Notes, together with accrued interest thereon, into such number of fully paid and nonassessable Shares as is determined by dividing (i) the principal amount of Notes surrendered for conversion together with the amount of interest accrued thereon to the date notice of conversion is given, by (ii) the Conversion Price determined as hereinafter provided in effect on said date. The initial Conversion Price shall be $0.80 per Share, subject to adjustment as hereinafter provided.

                  3.2. Mechanics of Conversion. To convert any Note or any portion thereof into Shares, the holder shall give written notice to the Company in the form attached to the Note as Exhibit 1 (which notice may be given by facsimile transmission) that the holder elects to convert the same. Promptly thereafter such holder shall surrender the Note, with the conversion


                                      -3-
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endorsement duly completed, at the office of the Company or of any transfer agent for such stock. The Company shall, as soon as practicable after receipt of such notice, issue and deliver to or upon the order of such holder a certificate or certificates for the number of Shares to which the holder shall be entitled, and a new Note (or the former Note duly annotated) representing the remaining principal amount (if any) not converted. The Company shall use its reasonable best efforts to effectuate any such issuance within 72 hours and to transmit the Shares by messenger or overnight delivery service to the address designated by such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is received by the Company. The person or persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares at the close of business on such date.

                  3.3.     Adjustment of Conversion Price.

                  (a) The applicable Conversion Price for the Notes shall be subject to adjustment from time to time as hereinafter provided for in this 3.3. No adjustment of the Conversion Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, which together with any subsequent adjustments so carried forward shall amount to $.01 per share or more.

                  (b) Adjustment of Conversion Price upon Certain Issuances of Common Stock. If at any time after the date hereof, the Company shall issue or sell any shares of Common Stock for a consideration per share less than the "current market price" (as hereinafter defined) in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the applicable Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the current market price immediately prior to such issue or sale, plus (ii) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the product of (i) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by
(ii) the current market price immediately prior to such issue or sale.

                  (c) Constructive Issuances of Stock, Convertible Securities, Rights and Options. For purposes of subsection (b) of this Section 3.3, the following clauses shall also be applicable:

                           (i) Issuance of Warrants, Rights or Options. In case
                  at any time the Company shall in any manner grant any warrants, rights or options to subscribe for or to purchase,

                  or any options for the purchase of, Common Stock or stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such warrants, rights or options or the right to convert


                                      -4-
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                  or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants, rights or options or upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the current market price determined as of the date of granting such warrants, rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such warrants, rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such warrants, rights or options shall (as of the date of granting of such warrants, rights or options) be deemed to be outstanding and to have been issued for such price per share. For the purposes of calculations under this clause (i), the price per share for which Common Stock is issuable upon the exercise of any such warrants, rights or options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such warrants, rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such warrants, rights or options, plus, in the case of such warrants, rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by the maximum number of shares of Common Stock issuable upon the exercise of such warrants, rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such warrants, rights or options. Except as provided in clause (iii) of this subsection (c), no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants, rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (ii) Issuance of Convertible Securities. In case at
                  any time the Company shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the current market price in effect immediately prior to the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subsection (c), no further adjustment of the Conversion Price shall be made by

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

                  reason of such issue or sale. For the purposes of calculations under this clause (ii), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as provided in clause (iii) of this subsection, no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (iii) Change in Option Price or Conversion Rate;
                  Expiration or Termination of Warrants, Rights or Convertible Securities. If the purchase price provided for in any warrants, rights or options referred to in clause (i) above, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or (ii) above, or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock, shall change (other than under or by reason of provisions designed to protect against dilution), then the Conversion Price then in effect shall forthwith be readjusted to the Conversion Price which would have then been in effect had such then outstanding warrants, rights, options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price or Conversion Price provided for in any such warrant, right or option referred to in clause (i) above or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such warrant, right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have been obtained had the adjustments made upon issuance of such warrant, right or option or such Convertible Securities been made upon the basis of the actual issuance of (and the total consideration received for) the shares of Common Stock delivered upon such exercise, conversion or exchange. Upon the expiration of any warrants, rights, options or Convertible Securities, if any thereof shall not have been exercised, converted or exchanged, as the case may be, the Conversion Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise, conversion or exchange, as the case may be, of such warrants, rights, options or Convertible Securities and (b) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, conversion or exchange, as the case may be, plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such warrants, rights, options or Convertible Securities, whether or not exercised, converted or exchanged.

                           (iv) Stock Dividends. In case at any time the Company
                  shall declare a dividend or make any other distribution upon any stock of the Company which is payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (v) Consideration for Stock. In case any shares of
                  Common Stock or Convertible Securities or any warrants, rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the issuance or sales price therefor, without deducting therefrom any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible

                  Securities or any warrants, rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deducting any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any Common Stock or Convertible Securities or any warrants, rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation with and into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such Common Stock, Convertible Securities, warrants, rights or options, as the case may be.

                           (vi) Definition of "Current Market Price". For the
                  purpose of any computation hereunder, the "current market price" shall mean (1) if the Common Stock is listed on one or more stock exchanges or is quoted on the NASDAQ National Market (the "National Market"), the average of the closing sales prices of a share of Common Stock on the primary national or regional stock exchange on which such shares are listed or on the National Market if quoted thereon or (2) if the Common Stock is not so listed or quoted but is traded in the over the counter market (other than the National Market), the average of the closing bid and asked prices of a share of Common Stock, in the case of clauses (1) and (2), for the 30 trading days (or such lesser number of trading days as the Common Stock shall have been so listed, quoted or traded) next preceding the date of measurement;

                  provided, however, that if no such sale prices or bid and asked prices have been quoted during the preceding 30 day period, "current market price" means the value as determined reasonably and in good faith by the Board of Directors of the Company; and provided, further, however, that in the event the current market price of a share of Common Stock is determined during a period following the announcement by the Company of
                  (i) a dividend or distribution on the Common Stock payable in shares of Common Stock or Convertible Securities, (ii) a dividend of the type referred to in subsection (d) of this
                  Section 3.3, or (iii) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of 30 trading days after the ex dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to take into account ex dividend trading.

                  (d) Adjustment for Certain Special Dividends. In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, proper provision shall be made so that each holder of Notes shall receive (at the Conversion Price in effect immediately prior to such distribution), the distribution payable per share of Common Stock, whether in cash, or if the distribution is of property other than cash, such other property, to which such holder would have been entitled upon such distribution if such holder had converted the entire unpaid principal amount of his or its Note immediately prior thereto.

                  (e) Subdivision or Combination of Stock. In case the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon conversion of the Notes immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon conversion of the Notes immediately prior to such combination shall be proportionately reduced.

                  (f) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (f), upon the conversion of the Notes at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, each holder of Notes shall be entitled to receive (at the Conversion Price in effect for shares issuable upon such conversion of the Notes immediately prior to such consummation), in lieu of shares issuable upon such conversion of the Notes prior to such consummation, the stock and other securities, cash and assets to which such holder of the Notes would have been entitled upon such consummation if such holder of the Notes had so converted such Notes immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 3.3).

                  (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company. The disposition of any shares of Common Stock owned or held by or for the account of the Company shall be considered an issue of Common Stock for the purposes of this Section 3.3.

                  (h) Certain Adjustment Rules.

                           (i) The provisions of this Section 3.3 shall
                  similarly apply to successive transactions.

                           (ii) If the Company shall declare any dividend
                  referred to in paragraph (iv) of subsection (c) of this
                  Section 3.3 or subsection (d) of this Section 3.3 and if any holder of Notes converts all or any part of the Notes after such declaration but before the payment of such dividend, the Company may elect to defer, until the payment of such dividend, issuing to such Holder the shares issuable upon such conversion of the Notes over and above the shares issuable upon such conversion of the Notes on the basis of the Conversion Price in effect prior to such adjustment; provided, however, that the Company shall deliver to each such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the payment of such dividend.

                           (iii) If the Company shall declare any dividend
                  referred to in paragraph (iv) of subsection (c) of this
                  Section 3.3 or subsection (d) of this Section 3.3 and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this Section 3.3 in respect of such declaration.

                  (i) Exceptions to Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, no adjustment to any Conversion Price or the number of shares issuable upon exercise of the Warrants shall be made in the case of the following:

                           (i) the issuance of any Warrant or the issuance of
                  any shares upon any exercise of any Warrant or any adjustment of the Conversion Price with respect thereto;

                           (ii) the grant of up to 3,167,500 options to purchase
                  Common Stock to employees, officers or directors of the Company, or the adjustment of the

                  Conversion Price thereof pursuant to the Existing Option
                  Plans;

                           (iii) the issuance of up to 3,167,500 shares of
                  Common Stock to any employees, officers or directors of the Company upon the exercise of any options to purchase Common Stock granted pursuant to the Existing Option Plans:

                           (iv) the grant of up to 4,500,000 options to purchase
                  Common Stock to employees, officers or directors of the Company, or the adjustment of the Conversion Price thereof pursuant to the New Option Plan:

                           (v) the issuance of up to 4,500,000 shares of Common
                  Stock to any employees, officers or directors of the Company upon the exercise of any options to purchase Common Stock granted pursuant to the New Option Plan; and

                           (vi) the conversion of the Notes;

                           (vii) the conversion of the Other Notes issues
                  pursuant to the Other Note Agreement; and

                           (viii) the issuance of Common Stock of the Company
                  upon conversion of the shares of Convertible Preferred Stock.

                           (ix) any change in the par value of the Common Stock;

                  (j) Other Conversion Price Reductions. Anything in this
Section 3.3 to the contrary notwithstanding, the Company shall be entitled to reduce the Conversion Price, in addition to those adjustments required by this
Section 3.3, to the extent necessary so that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the current market price, issuance wholly for cash of Common Stock or Convertible Securities or dividends on Common Stock payable in Common Stock or other assets, hereafter made by the Company to the holders of its Common Stock shall not be taxable to them.

                  (k) Whenever the Conversion Price shall be adjusted as provided in this Section 3.3, the Company shall deliver, by first-class mail, to each holder of Notes at such holder's address appearing on the Company's records, a statement, signed by an officer of the Company, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment.

                  3.4. Certificates as to Adjustments. Annually, on or before the first Business Day following the ninetieth day after the end of the Company's preceding fiscal year, the Company at its expense shall promptly compute any adjustment or readjustment required pursuant to Section 3.3 in accordance with the terms hereof and prepare and furnish to the holders of Notes a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based; provided, that if the holder converts this Note, in whole or in part, prior to the issuance of such certificate but after an event or events giving rise to a previously undisclosed adjustment or readjustment pursuant to Section

3.3, simultaneously with the delivery of certificates of shares of Common Stock the Company shall deliver to the holder a certificate setting forth all previously undisclosed adjustments or readjustments. The Company shall, upon the written request at any time of the holder of Notes, furnish or cause to be furnished to such holder a like certificate prepared by the Company setting forth such adjustments and readjustments.

                  3.5. Notice of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the holders of Notes at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

                  3.6. Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with such conversion.

                  3.7. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Notes hereunder such number of its Shares as shall from time to time be sufficient to effect the conversion of the Notes based upon a Conversion Price of $0.80 per Share, as such amount may be adjusted in accordance with the provisions of Section 3.3. The Company agrees not to take any corporate action, including without limitation, (i) reducing the number of authorized Shares, (ii) subdividing the number of outstanding Shares into a greater number of Shares, or
(iii) reducing the number of Shares by combining such shares into a smaller number of Shares, if, in any such case, the effect would be to reduce the number of authorized but unissued Shares to a number that is not sufficient to permit full conversion of the Notes. Notwithstanding the foregoing, if at any time the number of authorized by unissued Shares theretofore reserved by the Company shall not be sufficient to effect the conversion of the Notes, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of Shares as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain the requisite shareholder approval. All

Shares issued upon conversion of the Notes shall be fully paid and non-assessable.

                  3.8. Fractional Shares. No fractional Shares shall be issued upon the conversion of Notes. The Company shall pay to any holder who has converted all or any portion of the Notes cash in an amount equal to any fractional shares, such amount of cash to be determined by multiplying the Closing Trading Price on the Business Day prior to the date of conversion by the amount of the fractional Share. All Shares (including fractions thereof) issuable upon conversion of more than one Note by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional Share.

                  3.9. Reorganization or Merger. In case of any reorganization or any reclassification of the Capital Stock of the Company or any consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company to any other person, then as part of such reorganization, consolidation, merger or sale, provision shall be made so that the Notes shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of Shares deliverable upon conversion of the Notes would have been entitled upon the record date (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Notes, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the Notes. The corporation or other Person surviving such transaction, if not the Company, shall assume in writing the obligations of the Company hereunder.

                  3.10. Issuance of Securities. In case the Company shall propose, whether in connection with a public offering, a private placement, an acquisition, or otherwise, to (a) issue or sell any shares of Common Stock, or
(b) issue options, rights or warrants to subscribe for shares of Common Stock or
(c) issue any securities convertible into or exchangeable for shares of Common Stock, the Company shall give the Purchaser notice (the "Issue Notice") at least 30 days prior to the proposed date of such issuance (the "Issue Date"), specifying the security to be issued, the price thereof (if such price is known on such date, and if not, promptly following the time such price is determined) and all other relevant terms and conditions, including the terms of any proposed exchange or conversion feature. Following receipt of the Issue Notice from the Company, the Purchaser may, at any time prior to five (5) days prior to the Issue Date, elect to purchase its Proportionate Share (as hereinafter defined) of the securities described in the Issue Notice by giving the Company written notice of such election. For purposes hereof, the Purchaser's "Proportionate Share" shall be a fraction calculated as follows: (i) the numerator shall be the sum of (x) the number of Shares issuable to all holders of Notes issued hereunder upon conversion in full of such Notes into Shares (including any Shares theretofore issued upon conversion of the Notes), plus (y) the number of Shares issuable upon exercise of the Warrants (including any Shares theretofore issued upon exercise of the Warrants), and (ii) the denominator shall be the sum of (x) the number of Shares outstanding at the time of the Issue Notice plus (y) the number of Shares issuable to all holders of Notes issued hereunder upon conversion in full of such Notes plus (z) the number of shares issuable upon exercise of the Warrants. The foregoing rights of the Purchaser shall not apply to (i) the conversion of the Notes by any Holder hereof or the exercise of any Warrants; (ii) the issuance or sale of up to 3,167,500 shares of the Common Stock upon exercise of any stock options outstanding as of the date hereof granted pursuant to any Existing Option Plans; (iii) the issuance or sale of up to 4,500,000 shares of Common Stock upon the exercise of any options granted pursuant to the New Option Plan; (iv) the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock; (v) the issuance of shares of Common Stock pursuant to the terms of any Convertible Securities so long as the Purchaser shall have been afforded an opportunity to purchase its Proportionate Share of such Convertible Securities in accordance with the provisions of this Section 3.10. In case the Company shall issue or sell any equity securities in an underwritten public offering, and the Purchaser shall elect to purchase its Proportionate Share of such equity securities, the Purchaser shall, if so requested by the managing underwriter, sign an underwriting agreement containing customary terms and conditions. The Purchaser's right to purchase its Proportionate Share shall terminate and be of no further force or effect if the Purchaser shall decline to exercise its rights hereunder on five (5) consecutive occasions.

4.   COVENANTS OF THE COMPANY

                  4.1. Affirmative Covenants. The Company covenants and agrees that until the Notes, together with interest and all other obligations incurred hereunder, are paid or converted in full, the Company shall, unless first having procured the written consent of the Purchaser:

                  (a) Financial Data. Furnish to the Purchaser (i) as soon as practicable and in any event within 45 days after the end of the first three fiscal quarters of each year, commencing with the fiscal quarter ending September 30, 1997, an unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries and unaudited consolidated and consolidating statements of operations and cash flow for the Company and its Subsidiaries reflecting results of operations from the beginning of the Company's fiscal year to the end of such quarter and for such quarter, fairly presenting the financial condition and results of operations of the Company and its Subsidiaries as of the applicable dates and for the applicable periods and prepared in accordance with GAAP applied on a consistent basis with prior practices (except as otherwise stated therein and except that such statements need not contain all footnotes), subject to changes resulting from normal year-end and audit adjustments, setting forth in each case in comparative form consolidated and consolidating figures for such periods and for the corresponding periods in the preceding fiscal year and certified by the chief financial officer of the Company, subject to changes for year-end and audit adjustments; (ii) as soon as practicable, and in any event upon the earlier of (A) the filing by the Company of its report on Form 10-K with the Commission or (B) 90 days after the end of each fiscal year, audited consolidated and unaudited consolidating balance sheets of the Company and each of its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the budget referred to in clause (iii) hereof and from the preceding annual audit, all in reasonable detail, and, in the case of such consolidated financial statements, examined by independent public accountants of recognized national standing selected by the Company, whose report shall state that the scope of the examination was made in accordance with GAAP; (iii) (A) not later than March 31, 1998, for the fiscal year commencing January 1, 1998, and (B) not later than 60 days prior to the commencement of each upcoming fiscal year of the Company, beginning with the fiscal year commencing January 1, 1999, the annual budget of the Company presenting monthly and annual information on a consolidated and consolidating basis and showing the separate budgets for each operating Subsidiary; (iv) at the time of the delivery of the financial statements required by clauses (i) and (ii) of this Section 4.1(a), a certificate of the chief financial officer of the Company (A) to the effect that to the best knowledge of the Company there exists no Default or Event of Default, or if such Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and the action the Company proposes to take with respect thereto, and
(B) also setting forth the calculations required to establish whether the Company is in compliance with Sections 4.1(l) and 4.1(m); (v) promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports which the Company or any of its Subsidiaries shall send to its stockholders generally and copies of all registration statements filed by the Company with the Commission or with any securities exchange on which any of its securities are listed, and copies of all press releases and other statements made available generally by the Company or its Subsidiaries to the public concerning material developments and the business of the Company or any of its Subsidiaries; (vi) as soon as available, any written report pertaining to material deficiencies in respect of the Company's internal control matters submitted to the Company by the Company's independent accountants in connection with each annual or interim special audit of the financial condition of the Company made by such independent public accountants and a written statement prepared by the chief financial officer of the Company summarizing the actions that the Company proposes to take in response thereto; (vii) with reasonable promptness, such other financial information, or information respecting results of operations, business or prospects of the Company or any of its Subsidiaries, as the Purchaser may reasonably request. The Company shall maintain a fiscal year of January 1 to December 31 until December 31, 2002.

                  (b) Payment of Charges. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon such entities or its property or assets, or upon properties leased by it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon its property or assets, provided that the Company and its Subsidiaries shall not be required to pay such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and diligently pursued by proper proceedings if appropriate reserves with respect thereto have been set up by the Company or such Subsidiary, as the case may be, in accordance with GAAP.

                  (c) Proceeds. The Company shall apply the proceeds of the purchase price of the Notes (i) for the payment of (A) the purchase price under the Purchase Agreement and (B) the reasonable fees and expenses of the Company in connection with the consummation of the transactions contemplated by this Agreement, the Bank One Agreement and the Purchase Agreement, and (ii) for working capital and general corporate purposes.

                  (d) Insurance. (i) Maintain or cause to be maintained, on its behalf and on behalf of each Subsidiary, in effect at all times insurance with insurance companies rated "A-" or better, with a minimum size rating of "VIII", by Best's Insurance Guide and Key Ratings, (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings shall no longer be published) or other insurance companies of recognized responsibility reasonably satisfactory to Purchaser; and
(ii) on or before March 31 of each year, commencing March 31, 1998, furnish to Purchaser, a certificate signed by a duly authorized representative of the Company showing the insurance then maintained by or on behalf of the Company pursuant hereto, together with evidence of payment of the premiums thereon.

                  (e) Inspection of Books and Assets. Allow during normal business hours any representative of the Purchaser to visit and inspect any of the properties of the Company and any Subsidiary, to examine the books and records of any such entity and make copies and extracts thereof and to discuss any such entity's affairs, finances and accounts with its officers, directors and employees, all at such reasonable times and as often as the Purchaser may reasonably request upon no less than three Business Days' prior written notice.

                  (f) Notices. Deliver to the Purchaser as soon as possible, and in any event within five (5) days after any director of officer of the Company acquires actual knowledge of the following, written notice of (i) any material proceedings(s) being instituted or threatened to be instituted by or against the Company or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) any Material Adverse Change, (iii) the existence of any Default or Event of Default, the period of existence thereof and what action the Company proposes to take with respect thereto, (iv) any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of the Company, its employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects or could reasonably be expected to affect the Company or any Subsidiary in excess of $100,000 for any one casualty or loss, or an aggregate of $250,000,

(v) any cancellation or material change in the terms, coverages or amounts of any insurance described in Section 4.1(d), (vi) initiation of any condemnation proceedings involving any of real property owned or leased by the Company, (vii) any fact, circumstance, condition or occurrence at, on, or arising from, any real property owned or leased by the Company that results in material noncompliance with any Hazardous Substance Law or any Release of Hazardous Substances at or from any real property owned or leased by the Company or any Subsidiary, and (viii) any and pending or, to the Company's knowledge, threatened, Environmental Claim against the Company or any Subsidiary to the Company's knowledge any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations at any real property owned or leased by the Company.

                  (g) Preservation of Existence. (i) Maintain and preserve, and cause each Subsidiary of the Company to maintain and preserve, its existence and right to carry on its business and all material rights, powers, privileges and franchises which are advantageous to it; and (ii) duly procure, and cause each Subsidiary of the Company to procure all necessary renewals and extensions thereof.

                  (h) Maintenance of Properties. Ensure that the property and equipment of the Company and each Subsidiary are used or useful in its business, and are kept in good repair, working order and condition (ordinary wear and tear excepted), except property which in the aggregate is not material, and that from time to time there are made to such properties and equipment all needful repairs, renewals, replacements, extensions, additions, and improvements to the extent and in the manner customary for companies in similar businesses.

                  (i) ERISA. The Company and each member of the Controlled Group shall at all times fulfill their obligations under the minimum funding standards of ERISA and the Code for each Plan, shall at all times be in compliance in all material respects with applicable provisions of ERISA and the Code, shall not incur any liability (except for regular premium payments) to the PBGC or any Plan under Title IV of ERISA, and within 30 days after (A) the occurrence of any reportable event (as defined in Section 4043(b) of ERISA) with respect to any Plan, (B) the complete or partial withdrawal by the Company or any member of the Controlled Group from any Multiemployer Plan, or (C) any Multiemployer Plan enters reorganization status, becomes insolvent, or terminates (or notifies the Company or any member of the Controlled Group of its intent to terminate under
Section 4041A of ERISA) the Company shall report such occurrence to the Purchaser and furnish such information as the Purchase may reasonably request with respect thereto.

                  (j) Compliance with Law. Comply, and cause each Subsidiary to comply, in all material respects with the requirements of all applicable laws, rules, regulations, court orders, decrees, and orders of any governmental agency (including but not limited to laws, rules, regulations, court orders and decrees, and orders of any governmental agency with respect to the environment, employee benefits and fair labor standards and wages), whether or not compliance therewith requires structural changes to any of the Projects or any part thereof or requires major changes in operational practices or interferes with the use and enjoyment of any of the Projects or any part thereof; provided, however, that the Company and each Subsidiary shall have the right to contest the imposition of any laws, rules, regulations, court orders, decrees, and governmental agency orders if such contest is made in good faith and diligently pursued by proper proceedings and appropriate reserves with respect thereto have been established in accordance with GAAP.

                  (k) Conduct of Business. Continue to engage in, and cause such of its Subsidiaries to continue to engage in, the business currently conducted by it, and not engage to any material extent in any other business.

                  (l) Debt Service Coverage. The ratio of the Company's Consolidated Cash Flow to Consolidated Debt Service shall equal or exceed the ratios set forth below for the periods indicated:

         - .45 : 1:00  for the calendar quarter ending December 31, 1997
         - .65 : 1.00  for the two calendar quarters ending March 31, 1998
         -  .7 : 1.00  for the three calendar quarters ending June 30, 1998
         - .5 : 1.00 for the four calendar quarters ending September 30, 1998 .5 : 1.00 for the four calendar quarters ending December 31, 1998
           1.5 : 1.00  for the four calendar quarters ending March 31, 1999
           2.0 : 1.00  for the four calendar quarters ending June 30, 1999, and for each four calendar quarters thereafter

                  (m) Leverage Ratio. The ratio of the Company's Consolidated Indebtedness to

Consolidated Tangible Net Worth shall not exceed the ratios set forth below for the periods indicated:

                  Calendar Quarter ending December 31. 1997         3.5 : 1.00
                  Calendar Quarter Ending March 31, 1998            4.25 : 1.00
                  Calendar Quarter Ending June 30, 1998             5.75 : 1.00
                  Calendar Quarter Ending September 30, 1998        6.5 : 1.00
                  Calendar Quarter Ending December 31, 1998         5.0 : 1.00
                  Calendar Quarter Ending March 31, 1999            5.0 : 1.00
                  Calendar Quarter Ending June 30, 1999             4.5 : 1.00
                  Calendar Quarter Ending September 30, 1999        4.0 : 1.00
                  Calendar Quarter Ending December 31, 1999         3.0 : 1.00
                  Calendar Quarter Ending March 31, 2000            2.5 : 1.00
                  Calendar Quarter Ending June 30, 2000 and for
                    each quarter thereafter                         2.0 : 1.00

                  (n) Board of Directors. Concurrently with the Closing, the Company shall appoint to its board of directors Mark L. Plaumann as the nominee of IMPLEO LLC. In the event that Mark L. Plaumann ceases to serve as a director of the Company for any reason, the Company agrees that, so long as the Notes are outstanding, it will nominate to its board of directors one nominee designated by IMPLEO LLC and shall use its best efforts to cause such nominee to be elected.

                  4.2. Negative Covenants. The Company covenants and agrees that until the Notes, together with interest and all other obligations incurred hereunder, are paid in full, without the prior written consent of the Purchaser:

                  (a) Dividends, Etc. The Company shall not declare or pay any dividends, purchase or otherwise acquire for value any of its Capital Stock or warrants now or hereafter outstanding, or make any distribution of assets to its stockholders, or permit any Subsidiary to purchase or otherwise acquire for value any of the Capital Stock of the Company.

                  (b) Transactions with Affiliates. Except for transactions previously disclosed by the Company in its filings with the Commission as of the date hereof, the Company will not, and will not permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchasing property or services from or selling property or services to) any Affiliates except upon terms reasonably found by the board of directors of the Company after due inquiry and as set forth in a resolution of the board of directors of the Company to be fair and reasonable and no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction.

                  (c) Regulation G. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, apply any part of the proceeds of the Notes to purchase or carry any Margin Stock (as defined in Regulation G of the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any Margin

Stock, or to retire Indebtedness which was incurred to purchase or carry any Margin Stock.

                  (d) Acquisition of Notes. The Company will not, nor will it permit any of its Subsidiaries or Affiliates to, directly or indirectly, repurchase or otherwise acquire or make any offer to repurchase or otherwise acquire any Notes unless the Company shall have offered to purchase or otherwise acquire from all of the holders of the Notes the same proportion of the aggregate principal amount of Notes, at the time outstanding, and upon the same terms and conditions.

                  (e) Limitation on Additional Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, make any Guarantee of or in any other manner become directly or indirectly liable for the payment of, any Debt except Permitted Debt, unless, at the time thereof, and after giving effect thereto and to any concurrent transactions no Default or Event of Default has occurred and is continuing. Permitted Debt shall include Indebtedness of the Company and its Subsidiaries in aggregate amounts not to exceed the limitations for each year set forth below:


                           1997                               $ 50,000
                           1998                               $250,000
                           1999 and thereafter                $300,000

                  (f) Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except:

                           (i) The Liens existing on the date hereof (and
                  extension, renewal and replacement Liens upon the same property theretofore subject to any such Lien, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing); and

                           (ii) Liens on property securing all or part of the
                  purchase price thereof to the Company and Liens (whether or not assumed) existing on property at the time of purchase thereof by the Company, as the case may be (and extension, renewal and replacement Liens upon the same property theretofore subject to a Lien described in this Section 4.2(f), provided the amount secured by each Lien constituting such extension, renewal or replacement shall not exceed the amount secured by the Lien theretofore existing and reasonable transaction costs relating to such extension, renewal or replacement Lien), provided, in each case

                                    (A) each such Lien is confined solely to the
                           property so purchased, improvements thereto and proceeds thereof, and

                                    (B) the aggregate amount secured by all such
                           Liens on any
                           particular property at the time purchased by the Company, shall not exceed 80% of the lesser of the fair market value of such property at such time and the purchase price of such property ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed); and

                                    (C) The Company is permitted to incur such
                           debt pursuant to Section 4.2(e) hereof.

                           (iii) Liens arising from taxes, assessments, charges,
                  levies or claims described in Section 4.1(b) that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso of such Section 4.1(b);


                           (iv) Deposits or pledges to secure workmen's
                  compensation, unemployment insurance compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business; and

                           (v) Liens that are not incurred in connection with
                  the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of the Company or the value of such property or assets for the purpose of such business.

                  (g) Sale or Lease of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired, whether in one transaction or a series of transactions, except (i) in the ordinary course of its business and (ii) except for obsolete, worn out or replaced property not used or useful in its business; and in each case at fair market value, except that the Company or any Subsidiary may sell assets, in one transaction or a series of related transactions so long as (A) each such sale is at a price at least equal to the fair market value of such assets, and (B) the aggregate sale proceeds from all such related transactions within any twelve month period do not exceed $500,000.

                  (h) Merger, etc. The Company shall not, and shall not permit any of its Subsidiaries to, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any material part of its business or assets (whether now owned or hereafter acquired) to any person, or acquire all or any material part of the business or assets of any Person.

                  (i) Investments. Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase or own any stocks, bonds, notes, debentures or other securities of any Person, except Permitted Investments.

                  (j) Hazardous Substance. Release, emit or discharge into the environment any Hazardous Substances in violation of any Hazardous Substance Laws, Legal Requirements or Applicable Permits.

5.   EVENTS OF DEFAULT

                  5.1. Events of Default. Upon the occurrence of any of the following specified Events of Default (each herein called an "Event of Default"):


                  (a) Principal. The Company shall default in the due and punctual payment of any principal amount of any the Notes; or

                  (b) Interest. The Company shall default in the due and punctual payment of any interest on any of the Notes; or

                  (c) Representations and Warranties. Any representation, warranty or statement made by the Company contained in this Agreement, or otherwise made in connection herewith, or in any certificate or statement furnished pursuant to or in connection herewith, shall in any material respect be breached or prove to be untrue or incorrect on the date as of which made; or

                  (d) Covenants. The Company shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement (other than those specified in clauses (a) or (b) above) and such default shall continue unremedied for a period of 30 days after notice by any holder of Notes to the Company thereof; or

                  (e) Other Obligations. Any obligation of the company or any Subsidiary having an aggregate principal amount of $50,000 or more shall be declared to be or shall become due and payable prior to the stated maturity thereof or there shall have been or exercised any right of set-off in respect thereof in an amount exceeding $50,000 or any such obligation shall not be paid as and when the same becomes due and payable (taking into account any applicable grace periods); or

                  (f) Insolvency. The Company or any Subsidiary, which during the prior four fiscal quarters represented five percent (5%) of (i) the revenues or (ii) the assets of the Company and its Consolidated Subsidiaries (a "Material Subsidiary"), shall commence a voluntary case concerning the Company or such Material Subsidiary under the Bankruptcy Code; or an involuntary case is commenced against the Company or any Material Subsidiary under the Bankruptcy Code and relief is ordered against the Company or any Material Subsidiary or the petition is controverted, but is not dismissed within 30 days after the commencement of the case; or the Company or any Material Subsidiary is not generally paying, or is unable to pay or admits in writing its inability to pay, its debts as such debts become due; or a custodian, receiver, trustee, or liquidation is appointed for, or takes charge of, all or any substantial portion of the property of the Company or any Material Subsidiary; or the Company or any Material Subsidiary shall commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Material Subsidiary or there is commenced against the Company or any Material Subsidiary any such proceeding which remains undismissed for a period of 30 days or the Company or any Material Subsidiary is adjudicated insolvent or bankrupt; or the Company or any Material Subsidiary shall fail to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Material Subsidiary by any act or failure to act shall indicate its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of 30 days; or the Company or any Material Subsidiary shall make a general assignment for the benefit of creditors; or any action is taken by the Company or any Material Subsidiary for the purpose of effecting any of the foregoing; or

                  (g) Judgments. A judgment or judgments (excluding money judgments covered by insurance issued by a solvent insurer as to which the insurer has admitted liability as to the full amount of such judgment) for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Company or any Subsidiary and any such judgments or judgments shall, if unsatisfied, remain unstayed for a period in excess of 30 days; or

                  (h) ERISA. If (1) a Reportable Event shall have occurred with respect to any Plan, and within 30 days after the reporting of such Reportable Event to the Purchaser by the Company (or the Purchaser otherwise obtaining knowledge of such event) and the furnishing of such information as the Purchaser may reasonably request with respect thereto, the Purchaser shall have notified the Company that (A) Purchaser has made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and (B) as a result thereof, an Event of Default exists hereunder; or (2) a trustee shall be appointed by a United States District Court to administer any Plan; or (3) the PBGC shall institute proceedings to terminate any Plan; or (4) a complete or partial withdrawal by the Company or any member of the Controlled Group from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify the Company or any member of the Controlled Group of its intent to terminate) under Section 4041A of ERISA and, within 30 days after the reporting of any such occurrence to the Purchaser by the Company (or the Purchaser otherwise obtaining knowledge of such event) and the furnishing of such information as the Purchaser may reasonably request with respect thereto, the Purchaser shall have notified the Company that the Purchaser has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided that any of the events described in this Section 5.1(h) shall involve (x) one or more ERISA Plans that are single-employer plans (as defined in Section 4001(a)(15) of ERISA) and under which the aggregate gross amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), including vested unfunded liabilities which arise or might arise as the result of the termination of such ERISA Plan or Plans shall exceed $50,000, and/or (y) one or more Multiemployer Plans to which the aggregate liabilities of the Company and all members of the Controlled Group, shall exceed $50,000;


then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the holder or holders of a majority in principal amount of the Notes then outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or any Affiliate thereof) may declare the principal of and accrued interest on the Notes to be due and payable, whereupon the same shall forthwith become, due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company; provided, that if an Event of Default specified in Section 5.1(f) shall occur, the principal of, and accrued interest on, the Notes shall automatically and immediately become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

6.   REPRESENTATIONS AND WARRANTIES

                  6.1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with the Purchaser:

                  (a) Corporate Existence and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each Subsidiary thereof has all requisite corporate authority to own its property and to conduct its business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary or is subject to no material liability or disability by reason of the failure to be so qualified. The Company has delivered to the Purchaser true and correct copies of the certificate of incorporation and by-laws of the Company and each Subsidiary.

                  (b)      Capitalization.

                           (i) As of the date hereof, the total authorized
capitalization of the Company consists of (A) 15,000 shares of 8% preferred stock, none of which has been issued, (B) 750,000 shares of acquisition preferred stock, none of which are issued or outstanding, and (C) 40,000,000 Shares (par value $.01 per share) authorized, of which 19,181,878 Shares were issued, 18,418,696 Shares were outstanding, and 763,182 Shares were held as treasury stock, and with the exception of 2,488,963 Shares which have been authorized for issuance but for which certificates have not yet been delivered by the Company's transfer agent, all such outstanding Shares of the Company have been duly and validly issued and are fully paid and non-assessable.

                           (ii) Except as set forth on Schedule I attached
hereto, there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person to purchase or otherwise acquire any of the Capital Stock or equity securities of the Company or any Subsidiary thereof or any security that is convertible into or exchangeable for such Capital Stock or equity securities. Except as set forth on
Schedule I, there are no
preemptive or similar rights to subscribe for or to purchase any Capital Stock of the Company, and, except as set forth on Schedule I, the Company has not entered into any presently outstanding agreement to register its equity or debt securities under the Securities Act. The Company has no stock option plans other than the Existing Option Plans.

                  (c) Authorization and Validity. The Company has the power and authority and legal right to execute and deliver this Agreement, the Registration Agreement, the Warrant Agreement, the Notes and the Warrants and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Warrant Agreement, the Notes and the Warrants and the performance of its obligations hereunder and thereunder have been duly authorized by the Company, and this Agreement, the Registration Agreement, the Warrant Agreement, the Notes and the Warrants constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                  (d) No Violation. Neither the execution and delivery by the Company of Agreement, the Registration Agreement, the Warrant Agreement, the Notes and the Warrants nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof will
(i) violate the Company's or any Subsidiary's certificate of incorporation or by-laws; (ii) violate any judgment, decree, order, statute, law, regulation or rule of any court or governmental authority to which the Company or any of its Subsidiaries or any of their respective properties may be subject; or (iii) (A) cause the acceleration of the maturity of any Debt or obligation of the Company or any of its Subsidiaries or (B) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of, any Lien upon any property of the Company or any of its Subsidiaries under any agreement or instrument to which such Person is a party or by which such Person (or its properties) may be bound. Neither the Company nor any of its Subsidiaries is (1) in violation of any term of its respective certificates of incorporation or by-laws, or (2) in default of or non-compliance with any material instrument, contract or agreement to which it is a party or of any judgment, decree, order, statute, rule or governmental regulation which is applicable to it or its business or properties.

                  (e) Financial Information; No Adverse Change. The balance sheet of the Company (i) as of December 31, 1996 and the related statements of operations and cash flow for the fiscal year then ended, and (ii) as of June 30, 1997 and the related statements of operations and cash flow for the year and the six months then ended (collectively, the "Financial Statements") (A) fairly present the financial condition and results of operations of the Company and its Subsidiaries reported on therein on the dates and for the fiscal periods shown therein, and (B) have been prepared in accordance with GAAP applied on a basis consistent with prior periods except as stated therein, subject, in the case of the financial statements as of June 30, 1997 and for the six months then ended, to normal audit adjustments, and that such financial statements do not contain all footnotes. Since June 30, 1997, there has been no Material Adverse Change in the assets, liabilities, properties, business, operations or financial condition of the Company and its Subsidiaries. Except as set forth on Schedule V attached hereto, neither the Company nor any of its Subsidiaries had as of June 30, 1997 any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise due or to become due, except to the extent set forth or provided in the Company's balance sheet as of June 30, 1997. Except as set forth on Schedule V attached hereto, neither the Company nor any Subsidiary thereof has incurred since June 30, 1997, any debts, liabilities or obligations other than those incurred in the ordinary course of business.

                  (f) Projections. As an inducement to the Purchaser to enter into this Agreement, the Company has provided to the Purchaser certain financial projections, including financing and capitalization assumptions and pro forma financial information (collectively, the "Projections"). The assumptions underlying the Projections are reasonable and the Projections are based upon good faith and reasonable estimates of the anticipated operating results and financial condition of the Company and its Subsidiaries. To the knowledge of the Company, no event has occurred and no circumstance has arisen since the date of such Projections which would render such Projections or the assumptions underlying the same no longer reasonable.

                  (g) Compliance with Applicable Laws and Regulations; Consents.

                           (i) The Company and each of its Subsidiaries is in
material compliance with all federal, state and local laws, orders and regulations (including without limitation all laws, orders and regulations relating to environmental and pollution control, employee and public health and safety, zoning and land use, and fair wage and labor standards) and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, or the use of its properties and assets (including all premises occupied by it).

                           (ii) The Company and each of its Subsidiaries has all
franchises, licenses, Permits, certificates and authorizations from all federal, state, local and foreign governmental authorities, which are necessary for the operation of its businesses, as now conducted, owned and used and all such franchises, licenses, Permits, certificates and authorizations are now in full force and effect. Neither the Company nor any of its Subsidiaries has received any notice, not heretofore complied with, from any federal, state or local authority or any insurance company or inspecting body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, license, permit, authorization, or any other requirement of any such authority or body. Nothing has come to the attention of the Company or its Subsidiaries to the effect that
(A) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company or its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (B) there is pending or to the best of the Company's knowledge threatened any claim or litigation against or affecting the Company and its Subsidiaries contesting its right to sell and use any such product, process, method, substance, part or other material or (C) there is, or there is pending or to the best of the

Company's knowledge proposed, any patent, invention, device, application or principle or any statue, law, rule, regulation, standard or code, the introduction, use or application of which would result in a Material Adverse Change.

                           (iii) Neither the nature of the Company or its
Subsidiaries, or of its or their business or properties, nor any relationship between any of them and any other Person, nor any circumstance in connection with the transactions contemplated hereby and in the Notes, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Person or any governmental authority on the part of the Company or its Subsidiaries as a condition to the execution and delivery of this Agreement and the Notes, or the offer, issuance, sale or delivery of the Notes.

                  (h) Tax Returns and Payments. All tax returns required to be filed by the Company and each of its Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges as to the Company and its Subsidiaries or any of their respective properties, income or sales which are due and payable have been paid. The reserves and provisions for taxes on the books of the Company and its Subsidiaries are adequate for all open years and for the current fiscal period and, to the knowledge of the Company, there is no additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

                  (i) Subsidiaries. The Subsidiaries of the Company are listed on Schedule II attached hereto.

                  (j) ERISA. The Company and each member of the Controlled Group are in substantial compliance with ERISA; except as set forth on Schedule VII attached hereto, there is no accumulated funding deficiency (whether or not waived) with respect to any Plan that is a pension plan as defined in Section 3(2) of ERISA; under each Plan subject to Title IV of ERISA, the present value of all accrued benefits and all benefit liabilities (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) does not exceed the current value of the assets of such Plan; and neither the Company nor any member of the Controlled Group has incurred or expects to incur any material liability to the PBGC (except for regular premium payments) in connection with any Plan. The Company and each member of the Controlled Group have made all contributions required in connection with any Multiemployer Plan on or before the applicable due date for such contributions. None of the Company or any member of the Controlled Group has terminated or withdrawn from (in a complete withdrawal as defined in Section 4203 of ERISA or a partial withdrawal as defined in Section 4204 of ERISA), or is aware of any withdrawal liability (as defined in Section 4201 of ERISA) assessed or reasonably likely to be assessed against the Company or any member of the Controlled Group with respect to, any Multiemployer Plan. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which is not exempt under Section 408 of ERISA or under Section 4975 of the Code.

                  (k) Transactions with Interested Persons. Except as set forth in the Company's report on Form 10-K filed with the Commission for the year ended December 31, 1996, to the knowledge of the Company, as of the date hereof, no officer or director of the Company, or their respective spouses or children, owns directly or indirectly on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company, or any organization other than a Subsidiary or Affiliate of the Company which has a contract or arrangement with the Company.

                  (l) Securities Act. Neither the Company nor any of its Subsidiaries, nor any agent acting on its behalf has, directly or indirectly, taken or will take any action which would subject the issuance of the Notes to the registration and prospectus delivery requirements of the Securities Act, or any securities or Blue Sky law of any applicable jurisdiction.

                  (m) Regulation G, Etc. Neither the Company nor any of its Subsidiaries owns any "margin security" as defined in Regulation G (12 C.F.R.
Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin security"). The proceeds of the sale of the Notes hereunder will be used solely for the purposes set forth in Section 6.1(c) hereof. The stock of each Subsidiary is not a margin security and none of the proceeds of this transaction will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither the Company, nor any of its Subsidiaries, nor any agent acting on behalf of the foregoing has taken or will take any action which might cause this Agreement, the Notes or the Warrants to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934.

                  (n) Solvency. With respect and after giving effect to the transactions contemplated hereby (1) the aggregate fair value of all of the assets and properties of the Company is greater than the total amount of its liability on claims, including contingent claims, and the aggregate present fair salable value of its assets as a going concern is greater than the amount that will be required to pay its probable liability on its Debts, including contingent liabilities, as they become absolute and matured, (2) the Company does not have, and has no reason to believe it will have, unreasonably small capital with which to conduct its business, and the Company does not intend to incur, and does not believe that it is incurring, debts beyond its ability to pay as they mature, and (3) no transfer or conveyance has been or will be made, or obligation incurred, by the Company (A) with intent to hinder, delay or defraud any present or future creditor or (B) to delay or defraud any present or future creditor or (C) in contemplation of insolvency and with a design to prefer one or more creditors to the exclusion in whole or in part of others.

                  (o) Hazardous Substance.

                           (i) The Purchaser has previously received
environmental reports dated February 4, 1997 prepared by Dames & Moore (the "Environmental Reports") for premises operated by Drew Shoe Corporation located at 30 Forest Rose Avenue, Lancaster, Ohio, and 252 Quarry Road, Lancaster, Ohio. Except as set forth in the Environmental Reports: (A) neither the Company nor any of its Subsidiaries (the "Subject Companies") is or has in the past been in violation of any Hazardous Substance Law, which violation could result in a material liability to any of the Subject Companies or could reasonably be expected to have a Material Adverse

Effect: (B) none of the Subject Companies nor, to the best knowledge of the Company, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about any real property owned or leased by the Subject Companies, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject the Subject Companies to any material liability under any Hazardous Substance Law; (C) there are no underground tanks, whether operative or temporarily or permanently closed, located on the real property owned or leased by any of the Subject Companies; (D) except for Hazardous Substances used (i) in the normal course of operations of the Company or any Subsidiary, and (ii) in compliance with all applicable Hazardous Substance Laws, there are no Hazardous Substances used, stored or present at, on or near any real property owned or leased by any of the Subject Companies except as disclosed in the Environmental Reports; and
(E) to the best knowledge of the Company, there is or has been no condition, circumstance, action, activity or event that could form the basis of any violation of, or material liability to the Subject Companies under, any Hazardous Substance Law.

                           (ii) Except as set forth in the Environmental
Reports, to the best knowledge of the Company, there is no proceeding, investigation or inquiry by any Governmental Authority or any non-governmental third party with respect to the presence or release of Hazardous Substances in, on, from or to any of the real property owned or leased by any of the Subject Companies and no such proceedings are contemplated by any such Governmental Authorities or non-governmental third parties.

                           (iii) Except as set forth in the Environmental
Reports, the Company has no knowledge of any past or existing material violations of any Hazardous Substance Laws by any Person relating in any way to any of the real property owned or leased by any of the Subject Companies.

                  (p) Litigation. Except as set forth on Schedule III attached hereto, there are no pending or, to the best of the Company's knowledge, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which the Company or any Subsidiary is a party or is subject, or by which any of them or any of their properties are bound that, if adversely determined to or against the Company or any such Subsidiary could or could reasonably be expected to result in a Material Adverse Change, nor, to the best of the Company's knowledge, is there any basis for any such action or proceeding.

                  (q) Labor Disputes and Acts of God. Neither the business nor the properties of the Company or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting the business and properties or the operations of the Company or materially and adversely affecting the ability of any Subsidiary to perform it obligations.

                  (r) Intellectual Property. The Company owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the operation of its business. All of the patents, trademarks, service marks and copyright registrations and applications currently being used by the Company or any Subsidiary are listed on Schedule VI attached hereto. Nothing has come to the attention of the Company to the effect that (i) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company in connection with its business will infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting the Company contesting its right to sell or use any such product, process, method, substance, part or other material or
(iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent or inhibit or substantially reduce the projected revenues of, or otherwise materially adversely affect the business, condition or operations of, the Company.

                  (s) Purchase Agreement. The Company has delivered to the Purchaser a true and correct copy of the Purchase Agreement and all exhibits, schedules, agreements and other documents executed and/or delivered in connection with the consummation of the transactions contemplated thereby. The representations and warranties of the Company set forth therein are hereby incorporated by reference, and the Purchaser may rely on such representations and warranties as if made directly to the Purchaser herein.

                  (t) Bank One Agreement. The Company has delivered to the Purchaser a true and correct copy of the Bank One Agreement and all exhibits, schedules, agreements and other documents executed and/or delivered in connection with the consummation of the transactions contemplated thereby. The representations and warranties of the Company set forth therein are hereby incorporated by reference, and the Purchaser may rely on such representations and warranties as if made directly to the Purchaser herein.

                  (u) Brokers, Finders. Except for Josephberg Grosz & Co. Inc.,

whose fees and expenses shall be paid solely by the Company, the Company has not retained any broker or finder in connection with the transactions contemplated by this Agreement so as to give rise to any claim for any brokerage or finder's commission, fee or similar compensation

                  (v) Disclosure. Neither this Agreement, the Projections, nor any other document, financial statement or certificate furnished to the Purchaser, by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading under the circumstances in which they were made at the time such statements are made. There is no fact known to the Company which the Company has not disclosed to the Purchaser which materially adversely affects or, so far as the Company can now reasonably foresee, will materially adversely affect the properties, business or financial or other condition of the Company or the ability of the Company or its Subsidiaries to perform its obligations hereunder.

                  6.2. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants:

                  (a) Brokers, Finders. The Purchaser has not retained any broker or finder in connection with the transactions contemplated by this Agreement so as to give rise to any claim for any brokerage or finder's commission, fee or similar compensation.

                  (b) Purchase for Investment. The Purchaser is an "Accredited Investor" and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and the risks of this investment. The Purchaser is acquiring the Notes and the Warrants for its own account for investment purposes only and not with a view to the distribution or resale thereof. The Purchaser will not sell or transfer any of the Notes or the Warrants in violation of applicable federal, state or foreign securities laws.

                  (c) Organization. The Purchaser is a limited liability company organized and existing under the laws of the State of Delaware.

                  (d) Access to Information. Prior to the purchase of the Notes and the Warrants, the Purchaser had the opportunity to ask questions and receive answers from the Company and its representatives concerning the Company and the terms and conditions of the sale of the Notes and the Warrants.

                  (e) Legend on Shares. The Purchaser acknowledges that the Shares issuable upon conversion of the Notes and exercise of the Warrants will not have been registered under the Securities Act and will bear a legend restricting their transferability in accordance with the Securities Act.


7.   DEFINITIONS

                  7.1. Definitions. For the purpose of this Agreement, the following terms shall have the following meanings:

                  "Accredited Investor" shall have the meaning assigned to such term in Rule 501(a) under the Securities Act.

                  "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company or any Subsidiary, and for each individual who is an Affiliate within the meaning of the foregoing, any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. A Person shall be deemed to control another person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "Bank One" means Bank One, National Association.

                  "Bank One Agreement" means that certain Loan and Security Agreement dated as of September 19, 1997 between Bank One and Drew Shoe Corporation.

                  "Bankruptcy Code" means Title 11 of the United States Code as now or hereinafter in effect, or any successor thereto.

                  "Business Day" means a day other than Saturday or Sunday on which banks are open for business generally in New York.

                  "Capitalized Lease Obligation" shall mean any lease obligation of a lessee which, in accordance with generally accepted accounting principles (including without limitation Statement of Financial Accounting Standards No.
13), is or should be capitalized on the books of the lessee. For purposes hereof, the amount of such obligation is the capitalized amount thereof determined in accordance with such principles.

                  "Capital Stock" shall mean any class or series of capital stock of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any success statue, and the rules and regulations promulgated thereunder.

                  "Commission" means the Securities and Exchange Commission, or any governmental body succeeding to the functions of the Commission.

                  "Common Stock" means the common stock of the Company, $.01 par value per share.

                  "Consolidated or consolidated", with reference to any term defined herein, shall mean that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

                  "Consolidated Cash Flow" shall mean, with respect to the Company and its consolidated Subsidiaries, for any accounting period, the sum of the following (each determined on a consolidated basis): (i) Consolidated Net Income (or net deficit, as the case may be) for such period, plus (ii) the aggregate depreciation of fixed assets for such period, plus (iii) the aggregate of deferred taxes for such period, plus (iv) interest expense for such period and (v) amortization of goodwill, franchises, covenants not to compete and all other Intangible Assets for such period.

                  "Consolidated Debt Service" shall mean for the Company and its consolidated Subsidiaries, for any accounting period, the sum of (i) interest payable on, and amortization of debt discount in respect of, all Debt of the Company and its consolidated Subsidiaries during such fiscal quarter(s), plus
(ii) the principal amounts of all such Debt payable during such fiscal quarters; provided, however, that for purposes of making computations under Section 4.1(l), there shall be excluded any non-cash interest expense otherwise required to be charged pursuant to Topic D-60 of the Emerging Issues Task Force of the American Institute of Certified Public Accountants.

                  "Consolidated Indebtedness" means all Indebtedness of the Company and its Consolidated Subsidiaries then outstanding, determined on a consolidated basis; provided, however, that for purposes hereof, (1) the aggregate principal amount of the Notes and the Other Notes as of the date hereof shall be deemed to be Debt in the amount of $4,800,000; and (2) for the purposes of making computations under
Section 4.1(m), the warrants issued as of the date hereof to the holders of Notes and Other Notes shall be recorded on the balance sheet of the Company as equity at an aggregate value of $1,200,000, which amount shall be amortized on a straight-line basis over a period of sixty (60) months.

                  "Consolidated Net Income" means net income of the Company and its Consolidated Subsidiaries, determined in accordance with generally accepted accounting principles; provided, however, that in computing Consolidated Net Income there shall be excluded any charge to income resulting from the issuance of 3,780,500 options to purchase Common Stock of the Company listed on Schedule I-A-2 attached hereto pursant to the New Option Plan.

                  "Consolidated Subsidiary" shall mean at any time any Subsidiary of the Company which is or should be consolidated with the Company at such time for purposes of Company consolidated financial statements, in accordance with generally accepted accounting principles as in effect on September 1, 1997.


                  "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, less their consolidated Intangible Assets, all determined as of such date; provided, however, that for purposes hereof, (1) the aggregate principal amount of the Notes and the Other Notes as of the date hereof shall be deemed to be Debt in the amount of $4,800,000; (2) for the purposes of making computations under Section 4.1(m), the warrants issued as of the date hereof to the holders of Notes and Other Notes shall be recorded on the balance sheet of the Company as equity at an aggregate value of $1,200,000, which amount shall be amortized on a straight-line basis over a period of sixty (60) months; and (3) in computing Consolidated Tangible Net Worth there shall be excluded any charge tostockholders' equity resulting from the issuance of 3,780,500 options to purchase Common Stock of the Company listed on Schedule I-A-2 attached hereto pursant to the New Option Plan

                  "Controlled Group" means a controlled group of entities of which the Company or any Subsidiary is a member within the meaning of Section 41(b) of the Code, any group of entities under common control with the Company or any Subsidiary within the meaning of Section 414(c) of the Code or any affiliated service group of which the Company or any Subsidiary is a member within the meaning of Section 414(m) of the Code.

                  "Convertible Preferred Stock" shall mean up to 175 shares of convertible preferred stock issued by BCA Services, Inc., a Subsidiary of the Company, which shares are convertible into up to 7,000,000 shares of Common Stock of the Company.

                  "Convertible Securities" means all options, right to subscribe for, or warrants to acquire common stock of the Company, and any securities exchangeable for or convertible into Common Stock.

                  "Debt" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all Debt of others guaranteed by such Person and (v) all obligations of such Person to reimburse issuers of letters of credit, surety bonds or similar obligations for payments made to repay, purchase or otherwise retire any Debt referred to in the foregoing clauses (i) through (iv).

                  "Default" means any event, act or condition which with notice, or lapse of time, or both, would constitute an Event of Default.

                  "Environmental Claim" means any and all material obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages) and penalties, relating in any way to any

Hazardous Substance Law or any Permit issued under any such Hazardous Substance Law (hereafter "Claims"), including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable hazardous Substance Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting form Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means (a) each trade or business (whether or not incorporated) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA and
(b) any member (whether or not incorporated) of (i) a group of which the Company or any of its Subsidiaries is a member or which is under common control with the Company or any of its Subsidiaries within the meaning of Sections 414(b) or (c) of the Code or (ii) of any affiliated service group within the meaning of
Section 414(m) of the Code which includes the Company or any Subsidiary.

                  "Existing Option Plans" means, collectively (a) the Company's 1995 Stock Option Plan, (b) the Company's 1989 Option Plan, and (c) the Company's 1989 Non-Statutory Plan, in each case as in effect as of the date hereof.

                  "GAAP" means generally accepted accounting principles, as in effect from time to time, consistently applied except for changes required by changes in such generally accepted accounted principles.

                  "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including any arbitrator with authority to bind a party at law).

                  "Governmental Rule" means any law, treaty, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

                  "Guarantee" means any agreement, except for endorsements of negotiable instruments for deposit or collection in the ordinary course of business, by which any Person directly or indirectly assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assure any creditor of such other Person against loss.

                  "Hazardous Substances" means all substances, chemicals

(including petroleum products), materials, wastes, pollutants or contaminants that are listed, characterized or deemed in or under any Governmental Rule as harmful to human health or the environment, including (statutory acronyms and abbreviations having the meaning given them in the definition of "Hazardous Substances Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in Section 101 of the CERCLA; those substances defined as "hazardous waste, " "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as "contaminants" by
Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 29 C.F.R. Part 1910; those substances falling within any of the above-quoted definitions in any other applicable federal or state environmental law; and in each case in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

                  "Hazardous Substances Law" means any Governmental Rule relating to the protection of human health or the environment, including:

                        (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA");

                        (ii) the Federal Water Pollution control Act (33 U.S.C.
Section 1251 et
seq.) ("Clean Water Act" or "CWA");

                        (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA");

                        (iv) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) ("AEA");

                        (v) the Clean Air Act (42 U.S.C. Section 7401 et seq.)

("CAA");

                        (vi) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) ("EPCRA");

                        (vii) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) ("FIFRA");

                        (viii) the Oil Pollution Act of 1990 (P.L. 101-380. 104 Stat. 486);

                        (ix) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) ("SDWA");

                        (x) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Section 1201 et seq.) ("SMCRA");

                        (xi) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) ("TSCA");

                        (xii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.) ("HMTA");

                        (xiii) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) ("UMTRCA");

                        (xiv) the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.) ("OSHA");

                        (xv) all other Federal, state and local Governmental Rules which govern hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

                  "Indebtedness" means, as to any Person, without duplication:
(a) any liability of such Person (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, surety bond or similar arrangement, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), including given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or other current liability arising in the ordinary course of business which is not 90 days overdue (unless being contested by the Company in good faith)), or (iii) for the payment of money relating to a

Capitalized Lease Obligation; or (iv) in respect of indebtedness, obligations and liabilities secured by any lien on property owned by such Person, whether or not such indebtedness, obligations or liabilities have been assumed by such Person; (b) any liability of others described in the preceding clause (a) in respect of which such Person has made a Guarantee; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

                  "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all investments in unconsolidated Subsidiaries, (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

                  "Legal Requirements" means, as to any Person, the certificate or articles of incorporation, bylaws or other organizational or governing documents of such Person, any Governmental Rule and any requirement under a Permit, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Material Adverse Change" means any circumstance or event (including but not limited to any change or proposed change in laws, rules, regulations, court orders and decrees, and orders of any governmental agency with respect to the environment, employee benefits and fair labor standards and wages) which (i) has had or could reasonably be anticipated to have any adverse effect on the validity or enforceability of this Agreement, the Notes or the Warrants in any material respect (ii) has had or could reasonably be anticipated to have an adverse effect on the financial condition, business, results of operations or properties of the Company in any material respect or (iii) has impaired or could reasonably be anticipated to impair the ability of the Company to fulfill its obligations under any such agreement or instrument in any material respect.

                  "Multiemployer Plan" means any employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which the Company, any subsidiary or any Controlled Group member has or had any obligation to contribute.

                  "Net Worth" shall mean the stockholders' equity of the Company, except that there shall be deducted any amount of treasury stock (to the extent included therein).

                  "New Option Plan" shall mean a stock option plan containing customary terms and conditions and reasonably acceptable to the Purchaser, which is approved by the Board of Directors of the Company and the shareholders of the Company, pursuant to which the Company shall be authorized to issue options to purchase up to an aggregate of 4,500,000 shares of Common Stock.

                  "Note" has the meaning specified in Section 1.1.


                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

                  "Permitted Debt" means (i) the Indebtedness evidenced by the Notes, (ii) Indebtedness of the Company in principal amount not to exceed $1,000,000 on terms substantially identical to the Notes, (iii) Indebtedness of Drew Shoe Corporation ("Drew"), a subsidiary of the Company, in principal amount not to exceed $6,000,000, to Bank One pursuant to the Bank One Agreement, (iv) Debt listed on Schedule IV attached hereto, (v) Debt of Drew permitted to be incurred pursuant to the Bank One Agreement; and (vi) any additional Indebtedness of the Company and in Subsidiaries in the amounts permitted to be incurred pursuant to Section 4.2(e) hereof.

                  "Permitted Investments" means (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of or interest on which are fully guaranteed by the United States of America: (b) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Export-Import Bank of the United States, Federal Housing Administration or other agency or instrumentality of the United States; (c) repurchase agreements with financial institutions or savings and loan associations having a combined capital surplus of at least $500,000,000 fully secured by collateral security described in clauses (a) or (b) of this definition and continuously having a market value of at least equal to the amount so invested; (d) interest-bearing demand or time deposits (including certificates of deposit) which are either (i) insured by the Federal Deposit Insurance Corporation, or (ii) held in banks and savings and loan associations, having general obligations rated at least "AA" or equivalent by S&P or Moody's, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (a) or (b) of this definition, of a market value of no less than the amount of moneys so invested;
(e) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 90 days from the date of creation thereof; (f) any corporate evidence of indebtedness rated at least "A-" or equivalent by S&P or Moody's, maturing not more than 90 days from the date of creation thereof;
(g) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as the Purchaser may from time to time approve in its sole and absolute discretion; and (h) investments of debt or equity in any Subsidiary.

                  "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "Plan" shall mean each employee benefit plan, as defined in
Section 3(3) of ERISA (other than a Multiemployer Plan and including terminated Plans) which currently: (1) is or has been maintained for employees of the Company, any subsidiary or of any Controlled Group member or (2) to which the Company, any Subsidiary or any Controlled Group member made or was required to make contributions.

                  "Purchase Agreement" means that certain Stock Purchase Agreement dated March 20, 1997 among the Company, Charles Schuyler and Frank Shyjka.

                  "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Reportable Event" means any event set forth in Section 4043(b) of ERISA or the regulations issued thereunder for which the reporting requirement has not been waived.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" shall have the meaning assigned to that term in the Subordination Agreement.

                  "Share" means a share of Common Stock.

                  "Subordination Agreement" means that certain Subordination Agreement dated as of September 19, 1997 between the Purchaser and Bank One.

                  "Subsidiary" shall mean any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Termination Event" means the occurrence of any one or more of the following events: (1) a Reportable Event occurs with respect to any Title IV Plan which could reasonably be expected to result in liability of the Company in excess of $250,000; (2) there occurs any action causing the termination of any Plan under section 4041(c) or of any Multiemployer Plan under Section 4041A of ERISA for which the Company or any ERISA Affiliate incurs liability to the PBGC in excess of $250,000; (3) as of the last of any plan year, the present value of the benefit liabilities under any Title IV Plan, as determined by such Plan's independent actuaries in accordance with such Plan's most recent actuarial valuation, exceeds the value as of such date, as determined by such actuaries, of all assets of such Plan by $1,000,000; (4) the Company or any other ERISA

Affiliate incurs a complete or partial withdrawal from any Multiemployer Plan; or (5) a Lien arises or security is required to be provided to any Plan maintained by the Company or any ERISA Affiliate.

                  "Trading Day" means (i) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (ii) if the Common Stock is not listed on a stock exchange but sale prices or bid and asked quotations of the Common stock are reported on an automated quotation system, a day on which such prices or quotations are reported on the principal automated quotation system on which sale of the Common Stock are reported, or (iii) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

                  "Warrant Agreement" means that certain Warrant Agreement of even date herewith between the Purchaser and the Company in the form attached as Exhibit C hereto.

                  "Warrants" means the warrants issued to the Purchaser or its nominee pursuant to the Warrant Agreement.

                  7.2. Accounting Definitions and Calculations; Change in Asset Allocations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. Calculations and determinations of financial terms hereunder and the preparation of financial terms hereunder and the preparation of financial statements to be furnished to the Purchaser pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP except as otherwise specified herein. If any changes in accounting principles or practices from those used in the preparation of the audited financial statements referred to in Section 6.1(a) are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a change in the method of accounting in the financial statements required to be furnished to the Purchaser hereunder or in the calculation of financial covenants, standards or terms contained herein, which change in any such case adversely affects the Purchaser hereunder, the parties hereto agree to enter into negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the Company's financial condition and performance will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Company will continue to furnish financial statements in accordance with applicable accounting principles and practices or allocations or methods, as the case may be, in effect immediately prior to such changes and to perform all financial covenants and observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.


8.   MISCELLANEOUS

                  8.1. Note Payments. The Company agrees that, as long as the Purchaser shall hold any Note, it will make payments of principal thereof and, unless the Company shall have made an Interest Election, interest thereon, which comply with the terms of this Agreement, by transfer of immediately available funds for credit to such account or in such other manner as the Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. The Purchaser agrees that, before disposing of any

Note, it will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Note. The Company agrees to afford the benefits of this Section 8.1 to any Person which is the direct or indirect transferee of any Note purchased by the Purchaser hereunder.

                  8.2. Expenses. The Company agrees to pay, and save the Purchaser harmless against liability for the payment of, (a) the cost of (i) any taxes (including any interest and penalties in respect thereof) or filing fees payable by the Purchaser (other than taxes based upon the Purchaser's net income or profits) on or with respect to the transactions contemplated by this Agreement; and (ii) the reasonable fees, expenses and disbursements of the Purchaser's counsel, accountants and other advisors and consultants incurred in connection with the preparation of this Agreement, the other agreements described herein and the Closing hereunder; (b) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs) incurred by the Purchaser in connection with (i) amendments, modifications, approvals, consents or waivers hereto or hereunder and the enforcement of this Agreement and the Notes against the Company, or (ii) the administration thereof after the occurrence of an Event of Default or the occurrence of any event which after the giving of notice or lapse of time or both could constitute an Event of Default. The Company further agrees to indemnify and hold harmless the Purchaser as well as its members, shareholders, directors, partners, agents, officers, subsidiaries and affiliates, from and against all damages, losses, judgments, settlement payments, obligations, liabilities, claims, actions or causes of action, and reasonable costs and expenses incurred or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby. In any investigation, proceeding or litigation, or the preparation therefor, the Purchaser shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the reasonable fees and expenses of such counsel (but not more than one law firm in any one such case). The covenants of this Section 8.2 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

                  8.3. Consent to Amendments. Any provision of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act given by the holder or holders of in excess of 66 2/3% of the then outstanding principal amount of the Notes, except that, without the written consent of the holder or holders of all the Notes at the time outstanding and affected thereby, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to, any Note, or reduce the proportion of the principal amount of the Notes required with respect to any consent, or alter or amend this Section
8.3 No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such note. For purposes of the foregoing, Notes which are "outstanding" do not include Notes owned by the Company or any of its Subsidiaries or any Affiliate thereof. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may, from time to time, be amended or supplemented.

                  8.4. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Notes and of transfers of the Notes. Upon surrender for registration of transfer of any Note at the office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate remaining principal amount, which Notes will be registered in the name of the designated transferee or transferees. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the Noteholder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or his attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Purchaser or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note held by the Purchaser and, in the case of any such loss, theft or destruction, upon receipt of the Purchaser's indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen destroyed or mutilated Note.

                  8.5. Provisions Applicable if Any Note Sold. The Purchaser shall not sell or otherwise transfer any Note or any part thereof in violation of the Securities Act or the Blue Sky laws of any applicable jurisdiction. In the event that the Purchaser shall otherwise sell or transfer any Note or any part thereof to any Person other than the Company, the following provisions shall apply:

                  (a) If any Note shall have been transferred to another holder pursuant to Section 8.5 and such holder shall have designated in writing the address to which communications with respect to such Note shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchaser by any provision hereof shall also be delivered to each such holder.

                  (b) All interest payments and payments of principal shall be made and applied pro rata on all Notes outstanding including, for the purpose of this Section 8.5(b) only, all Notes acquired by the Company or any Subsidiary or Affiliate other than by prepayment in accordance with the terms of this Agreement.

                  8.6. Persons Deemed Owners. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

                  8.7. Survival of Representations, Warranties, Agreements and Statements. All representations, warranties, agreements and statements contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes, regardless of any investigation made by the Purchaser or on its behalf.

                  8.8. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  8.9. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in (i) person with receipt acknowledged, (ii) by a nationally registered overnight delivery service, (iii) by registered or certified mail, return receipt requested, postage prepaid, or (iv) by telecopy and confirmed by telecopy answerback addressed as follows:

                  If to the Purchaser, at:

                           IMPLEO LLC
                           c/o Wexford Management LLC
                           411 West Putnam Avenue
                           Greenwich, Connecticut  06830
                           Attention:  Mark L. Plaumann
                           Telephone:  (203) 862-7000
                           Telecopier: (203) 862-7490


                           With a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York  10036
                           Attention:  Stephen B. Selbst, Esq.
                           Telephone:  (212) 704-0100
                           Telecopier: (212) 704-0196

                  If to the Company, at:

                           BCAM International, Inc.
                           1800 Walt Whitman Road
                           Melville, New York  11747
                           Attention:  Michael Strauss, President
                           Telephone:  (516) 752-7530
                           Telecopier: (516) 752-3558

                  With a copy to:

                           Ruskin, Moscou, Evans & Faltischek, PC
                           170 Old Country Road
                           Mineola, New York  11501
                           Attn:  Norman Friedland, Esq.
                           Telephone:  (516) 663-6600
                           Telecopier: (516) 663-6642

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  8.10. Headings. The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT MAY NOT BE CHANGED ORALLY BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM ENFORCEMENT OF

ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

                  8.12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

                                                     BCAM INTERNATIONAL, INC.

                                                     By /s/ Michael Strauss
                                                       -------------------------
                                                       Title: President

                                                     IMPLEO LLC

                                                     By /s/ Mark L. Plaumann
                                                       -------------------------
                                                       Title: Vice President

                                   SCHEDULE I

A. Outstanding Subscriptions, Warrants, Options, Calls, etc.

 Date of Agreement                                            Number of Shares of     Conversion Price
   or Instrument     Holder or Holders   Expiration Date     Common Stock Covered    or Warrant Price, Etc.
   -------------     -----------------   ---------------     --------------------    ----------------------



B. Registration Agreements

                                                                                      Number of Demand
 Date of Agreement   Holder or Holders   Expiration Date      Securities Covered        Registrations
 -----------------   -----------------   ---------------      ------------------        -------------



                                   SCHEDULE II

                                  SUBSIDIARIES

                                                                                      Name and Ownership
                      Jurisdiction of                        Company's Percentage       Percentage of
       Name            Organization       Form of Entity           Ownership             Other Owners
       ----            ------------       --------------           ---------             ------------



                                  SCHEDULE III

                                   LITIGATION

1.       Pending Litigation
         ------------------

         Court            Nature of Claim Asserted            Status of Case
         -----            ------------------------            --------------


2.       Threatened Litigation
         ---------------------

                          Nature of Claim Asserted
                          ------------------------

                                   SCHEDULE IV

                             PERMITTED INDEBTEDNESS

Creditor         Amount of Debt         Interest Rate         Maturity Date
--------         --------------         -------------         -------------

                                   SCHEDULE V

                             CONTINGENT LIABILITIES

                                      NONE

                                   SCHEDULE VI

                              INTELLECTUAL PROPERTY

                                  SCHEDULE VII

                                      ERISA

                        Accumulated Funding Deficiencies